SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):              August 31, 2007

Who’s Your Daddy, Inc.
__________________________________________________________________________
(Exact Name of Registrant as Specified in its Charter)

Nevada
__________________________________________________________________________
(State or Other Jurisdiction of Incorporation)

0-33519	98-0360989
_____________________________	____________________________
(Commission File Number)	(IRS Employer Identification No.)

5840 El Camino Real, Suite 108, Carlsbad, California	92008
____________________________________________________________________________	________________________
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-5470
__________________________________________________________________________
(Registrant’s telephone number, including area code)

___________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Item 4.02(b)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(i)          On August 20, 2007, Who’s Your Daddy, Inc. (the “Company”) disclosed in its Form 10-QSB for the quarter ended June 30, 2007 that the unaudited financial statements for the quarter included in the 10-QSB filing have not been reviewed by its independent public accounting firm under Statement of Auditing Standards No. 100 “Interim Financial Information” (“SAS 100 Review”) as is required by Item 310 of Regulation S-B.

(ii)           Because the SAS 100 Review had not been completed at the time the Company filed its Form 10-QSB for the quarter ended June 30, 2007, on August 31, 2007 the Company’s independent public accounting firm, Baum & Co., P.A. (“Baum & Co.”), notified the Company that the Company’s quarterly report on Form 10-QSB for the second fiscal quarter ended June 30, 2007 that was filed on August 20, 2007 and press releases announcing financial results for the second quarter should not be relied upon because based on the review thus far, adjustments to sales will be necessary. Due to the large volume of sales, production and equity transactions during the quarter ended June 30, 2007, additional time is required for the Company to provide Baum & Co. with further documentation to complete its SAS 100 Review. The Company will file an amended Report on Form 10-QSB following the completion of Baum & Co.’s SAS 100 Review.

(iii)           The Company has discussed with Baum & Co. the matters disclosed in this current report on Form 8-K.

(iv)           The Company has requested that Baum & Co. furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  The Company will amend this report in accordance with Item 4.02(c) of Form 8-K to file the independent accountant’s letter required by such item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Who’s Your Daddy, Inc.

Date: August 31, 2007	By:	/s/ Edon Moyal
Name: Edon Moyal
Title: Chief Executive Officer